Exhibit 99.1

Regional Management Corp. Announces Second Quarter 2020 Results

-    Net income of $7.5 million and diluted earnings per share of $0.68    -

-    6.6% year-over-year revenue growth and 9.9% average net finance receivables growth    -

-    Historical low 30+ day contractual delinquencies of 4.5% as of July 31, 2020    -

-    Available liquidity of $162 million as of July 31, 2020    -

Greenville, South Carolina – August 5, 2020 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the second quarter ended June 30, 2020.

“Our omni-channel capabilities and proactive credit initiatives have successfully supported our customers and enabled us to navigate through this challenging period,” said Robert W. Beck, President and Chief Executive Officer of Regional Management Corp. “Our customers have accessed our borrower assistance programs as needed, and along with the government stimulus, these programs have enabled us to maintain a low 30+ day delinquency rate during the crisis. In addition, demand for loan originations continues to rebound steadily from the low point in April, and our new remote loan closing capabilities have provided our customers with a safe and effective way to access our responsible and affordable credit solutions.”

“Additionally, we continue to maintain a strong liquidity profile, buoyed by the work we accomplished over the past several years to strengthen our balance sheet,” added Mr. Beck. “As of July 31, 2020, we had $162 million of available liquidity and $486 million of unused capacity on our revolving credit facilities. Looking ahead, we expect to remain focused in the coming months on further enhancing our digital capabilities, gradually relaunching additional marketing initiatives as demand returns, and continuing to originate loans that meet our advanced and measured underwriting criteria. With a proven operating model, a strong balance sheet, and ample liquidity, we remain well positioned to manage through the current environment and are prepared to return to strong growth as the economy rebounds.”

Second Quarter 2020 Highlights

•

Net income for the second quarter of 2020 was $7.5 million and diluted earnings per share was $0.68, compared to net income of $8.4 million and diluted earnings per share of $0.70 in the prior-year period.

•	Net finance receivables as of June 30, 2020 were $1.0 billion, an increase of 2.8%, or $27.7 million, from the prior-year period.

•	Total core small and large loan net finance receivables increased $46.7 million, or 4.9%, compared to the prior-year period.

•

Large loan net finance receivables of $618.1 million increased $102.1 million, or 19.8%, from the prior-year period and represented 60.4% of the total loan portfolio. Small loan net finance receivables as of June 30, 2020 were $380.1 million, a decrease of 12.7% from the prior-year period.

•	Total revenue for the second quarter of 2020 was $89.9 million, a $5.6 million, or 6.6%, increase from the prior-year period.

•	Interest and fee income increased 5.4%, primarily attributable to a 9.9% increase in average net finance receivables compared to the prior-year period.

•	Insurance income, net increased $2.6 million, driven by an increase in premium revenue and a decrease in non-file insurance claims expense.

•

Provision for credit losses for the second quarter of 2020 was $27.5 million, an increase of $1.8 million, or 6.9%, from the prior-year period. The provision for credit losses includes an incremental build in the allowance for credit losses of $9.5 million related to the expected economic impact of the COVID-19 pandemic, offset by a $9.9 million base reserve release related to portfolio liquidation.

•	Annualized net credit losses as a percentage of average net finance receivables were 10.6%, a 20 basis point increase from 10.4% in the prior-year period.

•

30+ day contractual delinquencies as of June 30, 2020 were 4.8%, compared to 6.3% in the prior-year period. 30+ day contractual delinquencies stood at 4.5% as of July 31, 2020, an additional improvement of 30 basis points from June 30, 2020. In June, 2.3% of customer accounts were renewed or deferred under internal borrower assistance programs, which is consistent with the average of 2.2% over the twelve months preceding the pandemic.

•

General and administrative expenses for the second quarter of 2020 were $41.5 million, an increase of $3.8 million, or 10.0%, from the prior-year period. The company deferred $2.0 million less in loan origination costs on reduced loan volume in the second quarter of 2020, which increased personnel expense from the prior-year period. The second quarter of 2020 included $0.9 million of incremental costs related to new branches that opened since the prior-year period and $0.6 million of COVID-19 expenses for customer communications and protective measures in our branches.

•

The operating expense ratio (annualized general and administrative expenses as a percentage of average net finance receivables) was 15.8%, comparable with the prior-year period. Reduced deferred loan origination costs and direct COVID-19 expenses impacted the operating expense ratio by 100 basis points in the second quarter of 2020 compared to the prior-year period.

•	As of June 30, 2020, the company had total unused capacity on its revolving credit facilities of $493 million, subject to the borrowing base.

•	As of July 31, 2020, the company had available liquidity of $162 million, including unrestricted cash on hand and immediate availability to draw down cash from its revolving credit facilities.

2020 De Novo Outlook

As of June 30, 2020, the company’s branch network consisted of 368 locations. During the second half of 2020, subject to the changing economic environment, the company plans to open approximately three de novo branches where it sees clear expansion opportunities in its current footprint.

Liquidity and Capital Resources

As of June 30, 2020, the company had net finance receivables of $1.0 billion and outstanding long-term debt of $683.9 million ($682.0 million of outstanding debt and $1.8 million of interest payable), consisting of:

•	$246.3 million on its $640.0 million senior revolving credit facility,

•	$26.8 million on its $125.0 million revolving warehouse credit facility, and

•	$410.8 million through its asset-backed securitizations.

The company’s unused capacity on its revolving credit facilities (subject to the borrowing base) was $493 million, or 64.5%, as of June 30, 2020.

The company had a funded debt-to-equity ratio of 2.6 to 1.0 and a stockholders’ equity ratio of 26.0% as of June 30, 2020. On a non-GAAP basis, the company had a funded debt-to-tangible equity ratio of 2.7 to 1.0 as of June 30, 2020. Please refer to the reconciliations of non-GAAP measures to comparable GAAP measures included at the end of this press release.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (direct). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will be available on Regional’s website at www.RegionalManagement.com.

A replay will be available following the end of the call through Wednesday, August 12, 2020, by telephone at (844) 512-2921 (toll-free) or (412) 317-6671 (international), passcode 10010118. A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” in 368 branch locations across 11 states in the Southeastern, Southwestern, Mid-Atlantic, and Midwestern United States, as of June 30, 2020. Most of its loan products are secured, and each is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally-managed direct mail campaigns, digital partners, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; the impact of the recent outbreak of a novel coronavirus (COVID-19), including on Regional Management’s access to liquidity and the credit risk of Regional Management’s finance receivable portfolio; risks associated with Regional Management’s ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support its operations and initiatives; risks associated with Regional Management’s loan origination and servicing software system, including the risk of prolonged system outages; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including credit risk, repayment risk, and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks associated with the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; risks relating to Regional Management’s asset-backed securitization transactions; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; changes in accounting standards, rules, and interpretations, and the failure of related assumptions and estimates, including those associated with the implementation of current expected credit loss (CECL) accounting; the impact of changes in tax laws, guidance, and interpretations; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel. The COVID-19 pandemic may also magnify many of these risks and uncertainties.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(in thousands, except per share amounts)

			Better (Worse)				Better (Worse)
	2Q 20	2Q 19	$	%	YTD 20	YTD 19	$	%
Revenue
Interest and fee income	$80,067	$75,974	$4,093	5.4%	$167,064	$150,296	$16,768	11.2%
Insurance income, net	7,650	5,066	2,584	51.0%	13,599	9,179	4,420	48.2%
Other income	2,133	3,234	(1,101)	(34.0)%	5,261	6,547	(1,286)	(19.6)%

Total revenue	89,850	84,274	5,576	6.6%	185,924	166,022	19,902	12.0%

Expenses
Provision for credit losses	27,499	25,714	(1,785)	(6.9)%	77,021	49,057	(27,964)	(57.0)%
Personnel	26,863	22,511	(4,352)	(19.3)%	56,374	44,904	(11,470)	(25.5)%
Occupancy	6,253	6,210	(43)	(0.7)%	12,024	12,375	351	2.8%
Marketing	1,438	2,261	823	36.4%	3,124	3,912	788	20.1%
Other	6,971	6,761	(210)	(3.1)%	16,246	14,735	(1,511)	(10.3)%

Total general and administrative	41,525	37,743	(3,782)	(10.0)%	87,768	75,926	(11,842)	(15.6)%
Interest expense	9,137	9,771	634	6.5%	19,296	19,492	196	1.0%

Income before income taxes	11,689	11,046	643	5.8%	1,839	21,547	(19,708)	(91.5)%
Income taxes	4,219	2,677	(1,542)	(57.6)%	694	5,070	4,376	86.3%

Net income	$7,470	$8,369	$(899)	(10.7)%	$1,145	$16,477	$(15,332)	(93.1)%

Net income per common share:
Basic	$0.68	$0.71	$(0.03)	(4.2)%	$0.10	$1.41	$(1.31)	(92.9)%

Diluted	$0.68	$0.70	$(0.02)	(2.9)%	$0.10	$1.37	$(1.27)	(92.7)%

Weighted-average shares outstanding:
Basic	10,962	11,706	744	6.4%	10,929	11,709	780	6.7%

Diluted	11,013	12,022	1,009	8.4%	11,130	12,049	919	7.6%

Return on average assets (annualized)	2.9%	3.4%			0.2%	3.4%

Return on average equity (annualized)	11.7%	11.5%			0.9%	11.5%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value amounts)

			Increase (Decrease)
	2Q 20	2Q 19	$	%
Assets
Cash	$8,973	$694	$8,279	1,192.9%
Net finance receivables	1,022,635	994,980	27,655	2.8%
Unearned insurance premiums	(27,016)	(21,546)	(5,470)	(25.4)%
Allowance for credit losses	(142,000)	(57,200)	(84,800)	(148.3)%

Net finance receivables, less unearned insurance premiums and allowance for credit losses	853,619	916,234	(62,615)	(6.8)%
Restricted cash	54,423	41,803	12,620	30.2%
Lease assets	27,177	25,575	1,602	6.3%
Property and equipment	15,504	14,132	1,372	9.7%
Intangible assets	8,824	9,953	(1,129)	(11.3)%
Deferred tax asset	20,682	437	20,245	4,632.7%
Other assets	11,023	10,488	535	5.1%

Total assets	$1,000,225	$1,019,316	$(19,091)	(1.9)%

Liabilities and Stockholders’ Equity
Liabilities:
Long-term debt	$683,865	$689,310	$(5,445)	(0.8)%
Unamortized debt issuance costs	(7,584)	(7,357)	(227)	(3.1)%

Net long-term debt	676,281	681,953	(5,672)	(0.8)%
Accounts payable and accrued expenses	34,843	19,690	15,153	77.0%
Lease liabilities	29,220	27,454	1,766	6.4%

Total liabilities	740,344	729,097	11,247	1.5%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, no shares issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 13,727 shares issued and 11,243 shares outstanding at June 30, 2020 and 13,494 shares issued and 11,663 shares outstanding at June 30, 2019)	1,373	1,349	24	1.8%
Additional paid-in capital	104,530	100,486	4,044	4.0%
Retained earnings	204,052	220,574	(16,522)	(7.5)%
Treasury stock (2,484 shares at June 30, 2020 and 1,831 shares at June 30, 2019)	(50,074)	(32,190)	(17,884)	(55.6)%

Total stockholders’ equity	259,881	290,219	(30,338)	(10.5)%

Total liabilities and stockholders’ equity	$1,000,225	$1,019,316	$(19,091)	(1.9)%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(in thousands, except per share amounts)

	Net Finance Receivables by Product
	2Q 20	1Q 20	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 19	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$380,083	$440,282	$(60,199)	(13.7)%	$435,467	$(55,384)	(12.7)%
Large loans	618,134	632,593	(14,459)	(2.3)%	516,019	102,115	19.8%

Total core loans	998,217	1,072,875	(74,658)	(7.0)%	951,486	46,731	4.9%
Automobile loans	6,059	7,532	(1,473)	(19.6)%	15,717	(9,658)	(61.4)%
Retail loans	18,359	21,878	(3,519)	(16.1)%	27,777	(9,418)	(33.9)%

Total net finance receivables	$1,022,635	$1,102,285	$(79,650)	(7.2)%	$994,980	$27,655	2.8%

Number of branches at period end	368	368	—	0.0%	356	12	3.4%
Average net finance receivables per branch	$2,779	$2,995	$(216)	(7.2)%	$2,795	$(16)	(0.6)%

	Averages and Yields
	2Q 20		1Q 20		2Q 19
	Average Net Finance Receivables	Average Yield (Annualized)	Average Net Finance Receivables	Average Yield (Annualized)	Average Net Finance Receivables	Average Yield (Annualized)
Small loans	$404,019	36.2%	$458,132	36.7%	$423,699	38.2%
Large loans	618,860	27.3%	633,510	27.5%	484,483	27.7%
Automobile loans	6,820	14.8%	8,618	13.5%	17,972	14.6%
Retail loans	20,114	18.0%	23,056	17.8%	28,786	18.8%

Total interest and fee yield	$1,049,813	30.5%	$1,123,316	31.0%	$954,940	31.8%

Total revenue yield	$1,049,813	34.2%	$1,123,316	34.2%	$954,940	35.3%

	Components of Increase in Interest and Fee Income 2Q 20 Compared to 2Q 19 Increase (Decrease)
	Volume	Rate	Volume & Rate	Net
Small loans	$(1,879)	$(2,055)	$96	$(3,838)
Large loans	9,297	(403)	(112)	8,782
Automobile loans	(406)	12	(8)	(402)
Retail loans	(409)	(58)	18	(449)
Product mix	945	(639)	(306)	—

Total increase in interest and fee income	$7,548	$(3,143)	$(312)	$4,093

	Net Loans Originated (1) (2)
	2Q 20	1Q 20	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 19	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$79,265	$120,024	$(40,759)	(34.0)%	$174,440	$(95,175)	(54.6)%
Large loans	90,980	105,648	(14,668)	(13.9)%	169,373	(78,393)	(46.3)%
Retail loans	1,907	3,573	(1,666)	(46.6)%	5,179	(3,272)	(63.2)%

Total net loans originated	$172,152	$229,245	$(57,093)	(24.9)%	$348,992	$(176,840)	(50.7)%

(1)	Represents the balance of loan origination and refinancing net of unearned finance charges.
(2)	The company ceased originating automobile loans in November 2017.

	Other Key Metrics
	2Q 20	1Q 20	2Q 19
Net credit losses	$27,899	$29,422	$24,914
Percentage of average net finance receivables (annualized)	10.6%	10.5%	10.4%
Provision for credit losses (1)	$27,499	$49,522	$25,714
Percentage of average net finance receivables (annualized)	10.5%	17.6%	10.8%
Percentage of total revenue	30.6%	51.5%	30.5%
General and administrative expenses (2) (3)	$41,525	$46,243	$37,743
Percentage of average net finance receivables (annualized)	15.8%	16.5%	15.8%
Percentage of total revenue	46.2%	48.1%	44.8%
Same store results (4):
Net finance receivables at period-end	$1,016,776	$1,093,701	$977,175
Net finance receivable growth rate	2.2%	17.6%	13.0%
Number of branches in calculation	349	351	333

(1)	Includes COVID-19 pandemic impacts to provision for credit losses of $9,500 and $23,900 for 2Q 20 and 1Q 20, respectively.
(2)	Includes non-operating executive transition costs of $3,066 for 1Q 20.
(3)	Includes non-operating loan management system outage costs of $720 for 1Q 20.
(4)	Same store sales reflect the change in year-over-year sales for the comparable branch base. The comparable branch base includes those branches open for at least one year.

	Contractual Delinquency by Aging
	2Q 20		1Q 20		2Q 19
Allowance for credit losses (1)	$142,000	13.9%	$142,400	12.9%	$57,200	5.7%
Current	896,928	87.8%	931,032	84.4%	825,726	83.0%
1 to 29 days past due	76,172	7.4%	98,896	9.0%	106,708	10.7%

Delinquent accounts:
30 to 59 days	15,277	1.4%	20,907	1.9%	22,207	2.3%
60 to 89 days	9,764	1.0%	16,456	1.5%	14,039	1.4%
90 to 119 days	7,014	0.7%	11,889	1.1%	10,018	1.0%
120 to 149 days	8,081	0.8%	12,059	1.1%	8,128	0.8%
150 to 179 days	9,399	0.9%	11,046	1.0%	8,154	0.8%

Total contractual delinquency (2)	$49,535	4.8%	$72,357	6.6%	$62,546	6.3%

Total net finance receivables	$1,022,635	100.0%	$1,102,285	100.0%	$994,980	100.0%

1 day and over past due	$125,707	12.2%	$171,253	15.6%	$169,254	17.0%

	Contractual Delinquency by Product
	2Q 20		1Q 20		2Q 19
Small loans	$24,465	6.4%	$37,662	8.6%	$33,368	7.7%
Large loans	23,660	3.8%	32,201	5.1%	25,699	5.0%
Automobile loans	291	4.8%	508	6.7%	1,294	8.2%
Retail loans	1,119	6.1%	1,986	9.1%	2,185	7.9%

Total contractual delinquency (2)	$49,535	4.8%	$72,357	6.6%	$62,546	6.3%

(1)	Includes incremental COVID-19 allowance for credit losses of $33,400 and $23,900 in 2Q 20 and 1Q 20, respectively.
(2)	Includes 0.1% delinquency related to the loan management system outage in 1Q 20.

	Income Statement Quarterly Trend
	2Q 19	3Q 19	4Q 19	1Q 20	2Q 20	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$75,974	$83,089	$87,784	$86,997	$80,067	$(6,930)	$4,093
Insurance income, net	5,066	5,087	6,551	5,949	7,650	1,701	2,584
Other income	3,234	3,531	3,649	3,128	2,133	(995)	(1,101)

Total revenue	84,274	91,707	97,984	96,074	89,850	(6,224)	5,576

Expenses
Provision for credit losses	25,714	24,515	26,039	49,522	27,499	22,023	(1,785)
Personnel	22,511	23,791	25,305	29,511	26,863	2,648	(4,352)
Occupancy	6,210	6,367	5,876	5,771	6,253	(482)	(43)
Marketing	2,261	2,397	1,897	1,686	1,438	248	823
Other	6,761	7,612	7,813	9,275	6,971	2,304	(210)

Total general and administrative	37,743	40,167	40,891	46,243	41,525	4,718	(3,782)
Interest expense	9,771	10,348	10,285	10,159	9,137	1,022	634

Income (loss) before income taxes	11,046	16,677	20,769	(9,850)	11,689	21,539	643
Income taxes	2,677	4,105	5,086	(3,525)	4,219	(7,744)	(1,542)

Net income (loss)	$8,369	$12,572	$15,683	$(6,325)	$7,470	$13,795	$(899)

Net income (loss) per common share:
Basic	$0.71	$1.11	$1.44	$(0.58)	$0.68	$1.26	$(0.03)

Diluted	$0.70	$1.08	$1.38	$(0.56)	$0.68	$1.24	$(0.02)

Weighted-average shares outstanding:
Basic	11,706	11,302	10,893	10,897	10,962	(65)	744

Diluted	12,022	11,677	11,327	11,253	11,013	240	1,009

Net interest margin	$74,503	$81,359	$87,699	$85,915	$80,713	$(5,202)	$6,210

Net credit margin	$48,789	$56,844	$61,660	$36,393	$53,214	$16,821	$4,425

	Balance Sheet Quarterly Trend
	2Q 19	3Q 19	4Q 19	1Q 20	2Q 20	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$1,019,316	$1,086,172	$1,158,540	$1,078,890	$1,000,225	$(78,665)	$(19,091)

Net finance receivables	$994,980	$1,067,086	$1,133,404	$1,102,285	$1,022,635	$(79,650)	$27,655

Allowance for credit losses	$57,200	$60,900	$62,200	$142,400	$142,000	$(400)	$84,800

Long-term debt	$689,310	$743,835	$808,218	$777,847	$683,865	$(93,982)	$(5,445)

	Other Key Metrics Quarterly Trend
	2Q 19	3Q 19	4Q 19	1Q 20	2Q 20	QoQ Inc (Dec)	YoY Inc (Dec)
Interest and fee yield (annualized)	31.8%	32.1%	32.0%	31.0%	30.5%	(0.5)%	(1.3)%

Efficiency ratio (1)	44.8%	43.8%	41.7%	48.1%	46.2%	(1.9)%	1.4%

Operating expense ratio (2)	15.8%	15.5%	14.9%	16.5%	15.8%	(0.7)%	0.0%

30+ contractual delinquency	6.3%	6.5%	7.0%	6.6%	4.8%	(1.8)%	(1.5)%

Net credit loss ratio (3)	10.4%	8.1%	9.0%	10.5%	10.6%	0.1%	0.2%

Book value per share	$24.88	$26.00	$27.49	$22.49	$23.11	$0.62	$(1.77)

(1)	General and administrative expenses as a percentage of total revenue.
(2)	Annualized general and administrative expenses as a percentage of average net finance receivables.
(3)	Annualized net credit losses as a percentage of average net finance receivables.

	Averages and Yields
	YTD 20		YTD 19
	Average Net Finance Receivables	Average Yield (Annualized)	Average Net Finance Receivables	Average Yield (Annualized)
Small loans	$431,076	36.5%	$431,253	38.0%
Large loans	626,185	27.4%	468,600	27.4%
Automobile loans	7,719	14.1%	20,611	14.7%
Retail loans	21,585	17.9%	29,415	18.7%

Total interest and fee yield	$1,086,565	30.8%	$949,879	31.6%

Total revenue yield	$1,086,565	34.2%	$949,879	35.0%

	Components of Increase in Interest and Fee Income YTD 20 Compared to YTD 19 Increase (Decrease)
	Volume	Rate	Volume & Rate	Net
Small loans	$(34)	$(3,163)	$2	$(3,195)
Large loans	21,580	129	43	21,752
Automobile loans	(949)	(64)	40	(973)
Retail loans	(733)	(114)	31	(816)
Product mix	1,763	(1,036)	(727)	—

Total increase in interest and fee income	$21,627	$(4,248)	$(611)	$16,768

	Net Loans Originated (1) (2)
	YTD 20	YTD 19	YTD $ Inc (Dec)	YTD% Inc (Dec)
Small loans	$199,289	$303,685	$(104,396)	(34.4)%
Large loans	196,628	253,441	(56,813)	(22.4)%
Retail loans	5,480	11,376	(5,896)	(51.8)%

Total net loans originated	$401,397	$568,502	$(167,105)	(29.4)%

(1)	Represents the balance of loan origination and refinancing net of unearned finance charges.
(2)	The company ceased originating automobile loans in November 2017.

	Other Key Metrics
	YTD 20	YTD 19
Net credit losses	$57,321	$50,157
Percentage of average net finance receivables (annualized)	10.6%	10.6%
Provision for credit losses (1)	$77,021	$49,057
Percentage of average net finance receivables (annualized)	14.2%	10.3%
Percentage of total revenue	41.4%	29.5%
General and administrative expenses (2) (3)	$87,768	$75,926
Percentage of average net finance receivables (annualized)	16.2%	16.0%
Percentage of total revenue	47.2%	45.7%

(1)	Includes COVID-19 pandemic impacts to provision for credit losses of $33,400 for YTD 20.
(2)	Includes non-operating executive transition costs of $3,066 for YTD 20.
(3)	Includes non-operating loan management system outage costs of $720 for YTD 20.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the company’s financial results. Tangible equity and funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the company’s financial statements in the evaluation of its capital and leverage position.

This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP measures.

	2Q 20
Long-term debt	$683,865
Total stockholders’ equity	259,881
Less: Intangible assets	8,824

Tangible equity (non-GAAP)	$251,057

Funded debt-to-equity ratio	2.6	x
Funded debt-to-tangible equity ratio (non-GAAP)	2.7	x